Exhibit (a)(2)

                     PREFERRED INCOME STRATEGIES FUND, INC.

                 Articles Supplementary creating seven series of

                     Auction Market Preferred Stock ("AMPS")

      PREFERRED INCOME STRATEGIES FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by article fifth of its Charter, the Board of Directors has reclassified 22,000 authorized and unissued shares of common stock of the Corporation as preferred stock of the Corporation and has authorized the issuance of seven series of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, to be designated, respectively, Auction Market Preferred Stock, Series M7; Auction Market Preferred Stock, Series T7; Auction Market Preferred Stock, Series W7; Auction Market Preferred Stock, Series TH7; Auction Market Preferred Stock, Series F7; Auction Market Preferred Stock, Series W28; and Auction Market Preferred Stock, Series TH28.

      SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred stock are as follows:

                                   DESIGNATION

      Series M7: A series of 2,800 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series M7." Each share of Auction Market Preferred Stock, Series M7 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series M7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series M7 shall be identical.

      Series T7: A series of 2,800 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series T7." Each share of Auction Market Preferred Stock, Series T7 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series T7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series T7 shall be identical.

      Series W7: A series of 2,800 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series W7." Each share of Auction Market Preferred Stock, Series W7 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series W7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series W7 shall be identical.

      Series TH7: A series of 2,800 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series TH7." Each share of Auction Market Preferred Stock, Series TH7

(sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series TH7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series TH7 shall be identical.

      Series F7: A series of 2,800 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series F7." Each share of Auction Market Preferred Stock, Series F7 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series F7 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series F7 shall be identical.

      Series W28: A series of 4,000 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series W28." Each share of Auction Market Preferred Stock, Series W28 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series W28 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series W28 shall be identical.

      Series TH28: A series of 4,000 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series TH28." Each share of Auction Market Preferred Stock, Series TH28 (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series TH28 shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series TH28 shall be identical.

      1. Definitions. (a) Unless the context or use indicates another or different meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:

      "Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Articles Supplementary.

      "Adviser" means the Corporation's investment adviser which initially shall be Fund Asset Management, L.P.

      "Affiliate" means any Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

      "Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of AMPS or a Potential Beneficial Owner.

      "AMPS" means, as the case may be, the Auction Market Preferred Stock, Series M7; or the Auction Market Preferred Stock, Series T7; or the Auction Market Preferred Stock, Series W7; or the Auction Market Preferred Stock, Series TH7; or the Auction Market Preferred Stock, Series F7; or the Auction Market Preferred Stock, Series W28; or the Auction Market Preferred Stock, Series TH28.

      "AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of AMPS of each series and Other AMPS Outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) that will have accumulated for each share of AMPS and Other AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of AMPS that follows such Valuation Date in the event the then current Dividend Period for each series of AMPS will end within 49 calendar days of such Valuation Date or through the 49th day after such Valuation Date in the event the then current Dividend Period will not end within 49 calendar days of such Valuation Date; (C) in the event the then current Dividend Period will end within 49 calendar days of such Valuation Date, the aggregate amount of cash dividends that would accumulate at the Maximum Applicable Rate applicable to a Dividend Period of 28 or fewer days on any shares of AMPS and Other AMPS Outstanding from the end of such Dividend Period through the 49th day after such Valuation Date (except that if such

Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period
Rate); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date; (E) the amount of current outstanding balances of any indebtedness which is senior to the AMPS plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) either (A) the Discounted Value of any of the Corporation's assets, or (B) the face value of any of the Corporation's assets if such assets mature prior to or on the date of redemption of AMPS or payment of a liability and are either securities issued or guaranteed by the United States Government or Deposit Securities, in both cases irrevocably deposited by the Corporation for the payment of the amount needed to redeem shares of AMPS subject to redemption or to satisfy any of (i)(B) through (i)(F).

      "AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy the AMPS Basic Maintenance Amount (as required by paragraph 7(a) of these Articles Supplementary) as of a given Valuation Date, means the tenth Business Day following such Valuation Date.

      "AMPS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and the

Discounted Value thereof (seriatim and in aggregate), and the AMPS Basic Maintenance Amount.

      "Applicable Percentage" has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary.

      "Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS or Other AMPS, as the case may be, for any Dividend Period.

      "Applicable Spread" has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary.

      "Approved Foreign Nation" has the meaning set forth in "Fitch Eligible Assets."

      "Auction" means a periodic operation of the Auction Procedures.

      "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS and Other AMPS.

      "Auction Date" has the meaning set forth in paragraph 10(a)(ii) of these Articles Supplementary.

      "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 10 of these Articles Supplementary.

      "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of AMPS or a Broker-Dealer that holds AMPS for its own account.

      "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of these Articles Supplementary, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

      "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of these Articles Supplementary.

      "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

      "Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the common stock, par value $.10 per share, of the Corporation.

      "Corporation" means Preferred Income Strategies Fund, Inc., a Maryland corporation.

      "Date of Original Issue" means, with respect to any share of AMPS or Other AMPS, the date on which the Corporation originally issues such share.

      "Debt Securities" has the meaning set forth in "Fitch Eligible Assets."

      "Deposit Securities" means cash, obligations and portfolio securities, including Short Term Money Market Instruments that are Fitch Eligible Assets and Moody's Eligible Assets, rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less) or F1+ by Fitch.

      "Discounted Value" means (i) with respect to an Fitch Eligible Asset, the quotient of the Market Value thereof divided by the applicable Fitch Discount Factor and (ii) with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor; provided, however, that with respect to a Fitch Eligible Asset or Moody's Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to any Fitch Eligible Asset or Moody's Eligible Asset that is prepayable, the Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

      "Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.

      "Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period, and 28-Day Dividend Period and any Special Dividend Period.

      "Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Corporation that is listed as the holder of record of shares of AMPS in the Stock Books.

      "Fitch" means Fitch Ratings or its successors at law.

      "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows, provided however, that for unhedged foreign investments a discount factor of 105% shall be applied to the Market Value thereof in addition to the Discount Factor as determined in accordance with the procedures below, provided further that, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of AA or better by Fitch, a discount factor of 117% shall be applied to the Market Value thereof in addition to the Discount Factor as determined in accordance with the procedures below:

      (i) Preferred securities: the percentage determined by references to the rating of a preferred security in accordance with the table set forth as follows:

             Preferred Security Rating(1)                 Discount Factor
             ----------------------------                 ---------------
AAA Taxable Preferred(2)                                      130.58%
AA Taxable Preferred                                          133.19%
A Taxable Preferred                                           135.91%
BBB Taxable Preferred                                         138.73%
BB Taxable Preferred                                          153.23%
Not rated or below BB Taxable Preferred                       161.08%
Investment Grade DRD Preferred(3)                             163.40%
Not rated or below Investment Grade DRD Preferred             201.21%

----------
(1) If a security is not rated by Fitch but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any NRSRO, the Corporation will use the percentage set forth under "Not rated or below Investment Grade DRD Preferred" in this table.
(2) Taxable preferred securities do not qualify for the dividends received deduction ("DRD") pursuant to Section 243 of the Code.
(3) DRD preferred securities qualify for the DRD pursuant to Section 243 of the Code that generally allows a corporation to deduct 70% of dividends received from their income.

            (ii) Corporate Debt Securities: the percentage determined by reference to the rating of a corporate Debt Security in accordance with the table set forth below:

                                                                    Fitch Rating(1)                        Not Rated
                                                                    ---------------                        or Below
             Term to Maturity of                  AAA          AA          A         BBB          BB          BB
           Corporate Debt Security                ---          --          -         ---          --          --
           -----------------------                 %           %           %          %           %           %
3 years or less (but longer than 1 year)        106.38       108.11      109.89     111.73      129.87      151.52
5 years or less (but longer than 3 years)       111.11       112.99      114.94     116.96      134.24      151.52
7 years or less (but longer than 5 years)       113.64       115.61      117.65     119.76      135.66      151.52
10 years or less (but longer than 7 years)      115.61       117.65      119.76     121.95      136.74      151.52
15 years or less (but longer than 10 years)     119.76       121.95      124.22     126.58      139.05      151.52
More than 15 years                              124.22       126.58      129.03     131.58      144.55      151.52

----------
(1) If a security is not rated by Fitch but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any NRSRO, the Corporation will use the percentage set forth under "Not Rated or Below BB" in this table.

            The Fitch Discount Factors presented in the immediately preceding table apply to corporate Debt Securities that are Performing and have a Market Value determined by a Pricing Service. The Fitch Discount Factor noted in the table above for a corporate Debt Security rated B or CCC by Fitch shall apply to any non-Performing corporate Debt Security with a price equal to or greater than $0.20. If a corporate Debt Security does not have a Market Value determined by a Pricing Service, a rating two rating categories below the actual rating on the corporate Debt Security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB- will be used). The Fitch Discount Factor for a corporate Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

            The Fitch Discount Factors presented in the immediately preceding table will also apply to interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table. The Fitch Discount Factors presented in the immediately preceding table also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

            (iii) Convertible securities: the Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and
      (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15% above the relevant United States Treasury yield curve. The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15% above the relevant United States Treasury yield curve. The Fitch Discount Factor applied to convertible securities which have a yield to maturity or yield to worse of greater than 15% above the relevant United States Treasury yield curve is 370%.

            If a security is not rated by Fitch but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any NRSRO, the Corporation will treat the security as if it were below investment grade;

            (iv) U.S. Government Securities and U.S. Treasury Strips: the percentage determined by reference to the time remaining to maturity of U.S. Government Securities and U.S. Treasury Strips in accordance with the table set forth below:

                                Time Remaining To Maturity       Discount Factor
                                --------------------------       ---------------
         1 year or less .......................................      101.5%
         2 years or less (but longer than 1 year) .............        103%
         3 years or less (but longer than 2 years) ............        105%
         4 years or less (but longer than 3 years) ............        107%
         5 years or less (but longer than 4 years) ............        109%
         7 years or less (but longer than 5 years) ............        112%
         10 years or less (but longer than 7 years) ...........        114%
         Greater than 10 years ................................        122%

            (v) Short term investments and cash: The Fitch Discount Factor applied to short term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash. A Fitch Discount Factor of 100% will also apply to Rule 2a-7 money market funds rated by a NRSRO and a Fitch Discount Factor of 110% will apply to the Money Market Series and Cash Sweep Series I and II of the Merrill Lynch Liquidity Series, LLC;

            (vi) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act;

            (vii) Foreign Bonds: The Fitch Discount Factor (A) for a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%;

            (viii) Common stock: The Fitch Discount Factor applied to common stock will be 370%; and

            (ix) REITs: The Fitch Discount Factor applied to (A) common stock of REITs and Other Real Estate Companies is 196%, (B) preferred securities of REITs and Other Real Estate Companies is 154%, and (C) corporate Debt Securities of REITs and Other Real Estate Companies is determined by reference to the rating of such corporate Debt Securities in accordance with the table set forth below:


                                                                                Fitch Rating(1)
                                                                                ---------------                         CCC or
             Term to Maturity of                  AAA          AA          A          BBB          BB          B        Unrated
           Corporate Debt Security                ---          --          -          ---          --          -        -------
           -----------------------                 %           %           %           %           %           %           %
1 year or less ................................   111         114         117         120         121        127          227
2 years or less (but longer than 1 year) ......   116         125         125         127         132        137          137
3 years or less (but longer than 2 years) .....   121         123         127         131         133        140          225
4 years or less (but longer than 3 years) .....   126         126         129         132         136        140          164
5 years or less (but longer than 4 years) .....   131         132         135         139         144        149          185
7 years or less (but longer than 5 years) .....   140         143         146         152         159        167          228
10 years or less (but longer than 7 years) ....   141         143         147         153         160        168          232
12 years or less (but longer than 10 years) ...   144         144         150         157         165        174          249
15 years or less (but longer than 12 years) ...   148         151         155         163         172        182          274
Greater than 20 years .........................   152         156         160         169         180        191          306

----------
(1) If a security is not rated by Fitch but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any NRSRO, the Corporation will use the percentage set forth under "CCC or Unrated" in this table.

      The Fitch Discount Factors presented in the immediately preceding table will also apply to interest rate swaps and caps, whereby the rating on the counterparty will determine the appropriate Fitch Discount Factor to apply.

      The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth above will be the percentage provided in writing by Fitch.

      "Fitch Diversification Limitations" means that the portfolio securities as described below must be within the following diversification, issuer and issue size requirements in order to be included in Fitch Eligible Assets:

       Security Rated At    Maximum Single   Maximum Single   Minimum Issue Size
       Least                    Issuer        Industry(1)      ($ in million)(2)
       -----------------    --------------   --------------   ------------------
                                   %               %                   $
       AAA                        100             100                 100
       AA-                        20               75                 100
       A-                         10               50                 100
       BBB-                        6               25                 100
       BB-                         4               16                 50
       B-                          3               12                 50
       CCC                         2                8                 50
       ----------
       (1) Industries are determined according to Fitch's Industry Classifications.
       (2) Preferred securities have a minimum issue size of $50 million.

      "Fitch Eligible Asset" means:

            (i) cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another NRSRO if the payment date is within five Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another NRSRO if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another NRSRO if the payment date is within the Fitch Exposure Period) and receivables for assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five business days;

            (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another NRSRO, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another NRSRO, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another NRSRO and the security matures within three months or (2) is rated at least AA by Fitch or the equivalent by another NRSRO and the security matures within six months. In addition, Rule 2a-7 money market funds and the Money Market Series and Cash Sweep Series I and II of the Merrill Lynch Liquidity Series, LLC are Fitch Eligible Assets;

            (iii) U.S. Government Securities and U.S. Treasury Strips;

            (iv) Debt Securities if such securities have been registered under the Securities Act or are restricted as to resale under U.S. federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by (1) a U.S. corporation, trust, limited liability company or limited partnership, (2) a corporation, trust, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Hong Kong, Italy, Japan, Korea, Mexico, New Zealand, Singapore, Spain, the United Kingdom and European Union countries whose currencies are denominated in euros (collectively along with any other countries agreed upon by Fitch and the Corporation, the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, trust, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal or foreign bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or in euros; (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are exempt from registration or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act; (d) they were issued by a U.S. corporation, trust, limited liability company or limited partnership; and
      (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities;"

            (v) Preferred securities if (1) such preferred securities pay cumulative or non-cumulative dividends, (2) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros, (3) the issuer or parent company of the issuer of such a preferred security has common stock listed on either the New York Stock Exchange, American Stock Exchange or Nasdaq, (4) the issuer or the parent company of the issuer of such a preferred security has a senior debt rating or preferred security rating from Fitch of BBB- or higher or the equivalent rating by another NRSRO. In addition, the preferred securities issue must be at least $50 million;

            (vi) Rule 144A Securities;

            (vii) Interest rate swaps entered into according to International Swap Dealers Association ("ISDA") standards if (1) the counterparty to the swap transaction has a short term rating of not less than F1 by Fitch or the equivalent by another, NRSRO, or, if the swap counterparty does not have a short term rating, the counterparty's senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another NRSRO and (2) the original aggregate notional amount of the interest rate swap transaction or transactions is not greater than the liquidation preference of the AMPS originally issued; and

            (viii) Common stocks (including American Depository Receipts ("ADRs") (1) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars or euros, and (C) which may be sold without restriction by the Corporation; provided, however, that (x) common stock which, while a Fitch Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch (or rated at an equivalent level by either Moody's or S&P, if rated by only one of them, or by the lower of Moody's or S&P if rated by both) and (y) the aggregate Market Value of the Corporation's holdings of the common stock of any single U.S. issuer in excess of 5% of aggregate Market Value of the Corporation's assets shall not be a Fitch Eligible Asset; (2) denominated in any currency other than the U.S. dollar and of issuers formed under the laws of jurisdictions other than the United States, its states and the District of

      Columbia for which there are dollar-denominated ADRs which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Corporation's holdings of (A) securities of any single issuer formed under the laws of an Approved Foreign Nation or Canada denominated in currencies other than the U.S. dollar and ADRs of any single issuer in excess of 3% of the aggregate Market Value of the Corporation's assets, or (B) securities in excess of 10% of the aggregate Market Value of the Corporation's Fitch Eligible Assets with respect to issuers formed under the laws of non-U.S. jurisdictions other than Approved Foreign Nations or Canada, shall not be Fitch Eligible Assets.

      Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Corporation of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Corporation that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the AMPS.

      Where the Corporation sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Corporation is required to pay upon repurchase of such asset will count as a liability for the purposes of the AMPS Basic Maintenance Amount. Where the Corporation purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Corporation thereby will constitute a Fitch Eligible Asset if the long term debt of such other party is rated at least A- by

Fitch or the equivalent by another NRSRO and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

      Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(F) under the definition of AMPS Basic Maintenance Amount or to the extent it is subject to any Liens, except for (i) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Corporation will not affect the status of such asset as a Fitch Eligible Asset, (ii) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (iii) Liens to secure payment for services rendered or cash advanced to the Corporation by its Adviser, custodian, transfer agent or registrar or the Auction Agent and (iv) Liens arising by virtue of any repurchase agreement.

      "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

      "Fitch Hedging Transactions" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.

      "Fitch Industry Classifications" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

            Aerospace and Defense

            Automobiles

            Banking, Finance and Real Estate

            Broadcasting and Media

            Building and Materials

            Cable

            Chemicals

            Computers and Electronics

            Consumer Products

            Energy

            Environmental Services

            Farming and Agriculture

            Food, Beverage and Tobacco

            Gaming, Lodging and Restaurants

            Healthcare and Pharmaceuticals

            Industrial/Manufacturing

            Insurance

            Leisure and Entertainment

            Metals and Mining

            Miscellaneous

            Paper and Forest Products

            Retail

            Sovereign

            Supermarkets and Drugstores

            Telecommunications

            Textiles and Furniture

            Transportation

            Utilities

            Structured Finance Obligations

            Packaging and Containers

            Business Services

      The Corporation shall use its discretion in determining which industry classification is applicable to a particular investment.

      "Foreign Bonds" has the meaning set forth in "Fitch Eligible Assets."

      "Forward Commitment" has the meaning set forth in paragraph 8(c) of these Articles Supplementary.

      "Holder" means a Person identified as a holder of record of shares of AMPS in the Stock Register.

      "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act.

      "Initial Dividend Payment Date" means the Initial Dividend Payment Date as determined by the Board of Directors of the Corporation with respect to each series of AMPS or Other AMPS, as the case may be.

      "Initial Dividend Period," with respect to each series of AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.

      "Initial Dividend Rate," with respect to each series of AMPS, means the rate per annum applicable to the Initial Dividend Period for such series of AMPS and, with respect to Other AMPS, has the equivalent meaning.

      "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

      "LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Corporation's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Corporation's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Corporation to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate;
(ii) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate;
(xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

      "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

      "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

      "London Business Day" means any day on which commercial banks are generally open for business in London.

      "Mandatory Redemption Price" means $25,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

      "Market Value" means the fair market value of an asset of the Corporation computed as follows: (i) with respect to portfolio securities primarily traded on a national securities exchange or quoted on the Nasdaq National Market, the last sale price or official closing price as of the close of business on the day such securities are being valued or, if there has been no sale that day, the last available bid price for long positions and the last available ask price for short positions, and (ii) with respect to portfolio securities traded in the over-the-counter market, Nasdaq Small Cap or Bullentin Board, are valued at the last available bid price or a yield equivalent as of the close of business on the day such securities are being valued, quoted to the Fund by one or more dealers or Pricing Services. Certain portfolio securities that trade in the over-the-counter market may be valued on the basis of prices furnished by one or more Pricing Services approved by the Board of Directors and believed to reflect the fair market value of such portfolio securities. The prices provided by a Pricing Service take into account institutional size trading in similar groups of securities and any developments related to specific portfolio securities. Securities for which there exist no price quotations or valuations are valued at the fair value as determined in good faith by or on behalf of the Board of Directors.

      "Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.

      "Moody's" means Moody's Investors Service, Inc. or its successors.

      "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows.

            (i) Preferred securities:

                    Preferred securities issued by issuers in the
                             utilities industry .........................  155%
                    Preferred securities issued by issuers in the
                             industrial and financial industries and
                             non-cumulative federal agency issued
                             preferred securities .......................  209%
                    Auction rate preferred  securities issued by
                             closed-end registered investment
                             companies ..................................  350%

            (ii) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                                                                      Rating Category                      Below B
              Terms To Maturity of                    --------------------------------------------------     and
            Corporate Debt Security                   Aaa       Aa       A       Baa       Ba        B    Unrated(1)
            -----------------------                   ---       --       -       ---       --        -    ----------
1 year or less................................        109%     112%      115%    118%      137%     150%     250%
2 years or less (but longer than 1 year)......        115      118       122     125       146      160      250
3 years or less (but longer than 2 years).....        120      123       127     131       153      168      250
4 years or less (but longer than 3 years).....        126      129       133     138       161      176      250
5 years or less (but longer than 4 years).....        132      135       139     144       168      185      250
7 years or less (but longer than 5 years).....        139      143       147     152       179      197      250
10 years or less (but longer than 7 years)....        145      150       155     160       189      208      250
15 years or less (but longer than 10 years)...        150      155       160     165       196      216      250
20 years or less (but longer than 15 years)...        150      155       160     165       196      228      250
30 years or less (but longer than 20 years)...        150      155       160     165       196      229      250
Greater than 30 years                                 165      173       181     189       205      240      250

--------------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as a combined with a number of sources as presented by the Corporation to Moody's, corporate debt securities rated below B by Moody's and unrated corporate debt securities, which are corporate debt securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P and Fitch, the Corporation will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

      The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros, provided that the Moody's Discount Factor determined from the table shall be multiplied by a factor of 120% for purposes of calculating the Discounted Value of such securities.

      (iii) U.S. Government Securities and U.S. Treasury Strips:

                                                      U.S. Government Securities    U.S. Treasury Strips
            Remaining Term To Maturity                     Discount Factor            Discount Factor
            --------------------------                --------------------------    --------------------
1 year or less.................................                 107%                         107%
2 years or less (but longer than 1 year).......                 113                          115
3 years or less (but longer than 2 years)......                 118                          121
4 years or less (but longer than 3 years)......                 123                          128
5 years or less (but longer than 4 years)......                 128                          135
7 years or less (but longer than 5 years)......                 135                          147
10 years or less (but longer than 7 years).....                 141                          163
15 years or less (but longer than 10 years)....                 146                          191
20 years or less (but longer than 15 years)....                 154                          218
30 years or less (but longer than 20 years)....                 154                          244


      (iv) Short term instruments and cash: The Moody's Discount Factor applied to short term portfolio securities, including without limitation short term corporate debt securities, Short Term Money Market Instruments and short term municipal debt obligations, will be (A)

100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Moody's Exposure Period; (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period; and (D) 148%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable greater than the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash. A Moody's Discount Factor of 100% will also apply to Rule 2a-7 money market funds rated by a NRSRO and to the Money Market Series and Cash Sweep Series I and II of the Merrill Lynch Liquidity Series, LLC.

      (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities will be 130% of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

 (vi) Convertible securities: (A) convertible securities:

                                      Rating Category
                      -----------------------------------------   Below B and
Industry Category      Aaa     Aa      A      Baa    Ba      B    Unrated(1)
-----------------     ----    ----    ----   ----   ----   ----   -----------
Utility               162%    167%    172%   188%   195%   199%      300%
Industrial            256%    261%    266%   282%   290%   293%      300%
Financial             233%    238%    243%   259%   265%   270%      300%
Transportation        250%    265%    275%   285%   290%   295%      300%

----------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as a combined with a number of sources as presented by the Corporation to Moody's, convertible securities rated below B by Moody's and unrated convertible securities, which are convertible securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a convertible security is unrated by Moody's, S&P and Fitch, the Corporation will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.


; and (B) upon conversion to common stock, the Discount Factor of 350% will be applied to the common stock holdings, unless the senior debt securities of the common stock issuer at the time of conversion is rated Baa3 or higher by Moody's or A- or higher by S&P, in which case the common stock Moody's Discount Factor set forth below will apply.

      (vii) Common stock:

    Industry Category
    -----------------
    Utility                                          170%
    Industrial                                       264%
    Financial                                        241%
    Transportation                                   340%

      (viii) (A) Common stock and preferred stock of REITs and Other Real Estate
Companies:

                                                       Discount Factor (1)(2)(3)
                                                       -------------------------
Common stock of REITs                                             154%
Preferred stock of REITs
     with Senior Implied Moody's (or S&P) rating:                 154%
     without Senior Implied Moody's (or S&P) rating:              208%
Preferred stock of Other Real Estate Companies
     with Senior Implied Moody's (or S&P) rating:                 208%
     without Senior Implied Moody's (or S&P) rating:              250%

----------
(1) A Moody's Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate Industry/Property Sector Classification which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.
(2) A Moody's Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.
(3) A Moody's Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

      (B) Debt securities of REITs and Other Real Estate Companies(1):

  Maturity
  in Years   Aaa       Aa       A      Baa      Ba      B      Caa    Unrated(2)
  --------  -----    ------   -----  -------  ------  -----   ------  ----------
     1       109%     112%    115%    118%     119%    125%    225%      250%
     2       115%     118%    122%    125%     127%    133%    225%      250%
     3       120%     123%    127%    131%     133%    140%    225%      250%
     4       126%     129%    133%    138%     140%    147%    225%      250%
     5       132%     135%    139%    144%     146%    154%    225%      250%
     7       139%     143%    147%    152%     156%    164%    225%      250%
     10      145%     150%    155%    160%     164%    173%    225%      250%
     15      150%     155%    160%    165%     170%    180%    225%      250%
     20      150%     155%    160%    165%     170%    190%    225%      250%
     30      150%     155%    160%    165%     170%    191%    225%      250%

----------


(1) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, on which case the rating of the counterpart shall determine the approximate rating category.
(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as a combined with a number of sources as presented by the Corporation to Moody's, unrated debt securities, which are debt securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a security is unrated by Moody's, S&P and Fitch, the Corporation will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.


      The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth above will be the percentage provided in writing by Moody's.

      "Moody's Eligible Asset" means

      (i) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Moody's or (B)(1) with counterparties having a Moody's long term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1.

      (ii) Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1 or if not rated by Moody's, rated at least A-1+/AA or SP-1+/AA by S&P, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month,
(2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months. In addition, Rule 2a-7 money market funds and the Money Market Series and Cash Sweep Series I and II of the Merrill Lynch Liquidity Series, LLC are Moody's Eligible Assets;

      (iii) U.S. Government Securities and U.S. Treasury Strips;

      (iv) Rule 144A Securities;

      (v) Corporate debt securities if (A)(1) such securities are rated B3 or higher by Moody's; (2) for securities, which provide for conversion or exchange at the option of the issuer into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's; or (3) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P; and (C) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded.

      In order to merit consideration as Moody's Eligible Asset, debt securities are issued by entities which have not filed for bankruptcy within the past three years, are current on all principal and interest in their fixed income obligations, are current on all preferred security dividends and possess a current, unqualified auditor's report without qualified, explanatory language.

      Corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets.

      (vi) Preferred securities if (A) dividends on such preferred securities are cumulative, or if dividends on such preferred securities are not cumulative, such securities must be issued by a federal agency, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros,
(C) the issuer or the parent company of the issuer of such a preferred security has common stock listed on either the New York Stock Exchange, the American Stock Exchange or Nasdaq, (D) the issuer or the parent company of the issuer of such a preferred security has a senior debt rating from Moody's of Baa1 or higher or a preferred security rating from Moody's of Baa3 or higher and (E) such preferred security has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred security or the parent company of the issuer has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred security without such a dividend history would also be eligible). In addition, the preferred securities must have the diversification requirements set forth in the table below and the preferred securities issue must be greater than $50 million.

      Diversification Table:

      The table below establishes maximum limits for inclusion as Moody's Eligible Assets prior to applying Moody's Discount Factors to Moody's Eligible Securities.

                    Minimum       Maximum          Maximum        Maximum Single
                  Issue Size       Single      Single Industry       Industry
                    ($ in      Issuer (3)(4)  Non-Utility (4)(5)   Utility(4)(5)
                    ------     -------------  ------------------   -------------
Ratings(1)        Million)(2)
----------        -----------
Aaa............      $100           100%             100%              100%
Aa.............       100            20               60                30
A..............       100            10               40                25
Baa............       100             6               20                20
Ba.............        50(6)          4               12                12
B1-B2..........        50(6)          3                8                 8
B3 or below....        50(6)          2                5                 5

----------
(1) Refers to the preferred security and senior debt rating of the portfolio holding.
(2) Except for preferred security, which has a minimum issue size of $50 million.
(3) Companies subject to common ownership of 25% or more are considered as one issuer.
(4) Percentages represent a portion of the aggregate Market Value of the Corporation's total assets.
(5) Industries are determined according to Moody's Industry Classifications, as defined herein.
(6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Corporation's total assets.

      (vii) Common stocks (including ADRs) (A) (1) which are traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq, (2) which, if cash dividend paying, (x) pay cash dividends in U.S. dollars or euros and (y) paid consistent cash dividends for the past 36 months or must not have terminated dividend payments within the last 12 months; provided that if there is less than a three year operating history, the issuer must have a minimum senior debt rating of A, (3) which have a market capitalization greater than $500 million; provided that, the issuer has a Moody's senior unsecured debt rating of Baa3 or better or an S&P rating of A- or better, and (B) which are ADR securities that are either (i) sponsored ADR programs or (2) Level II or Level III ADRs.

      Common Stock Diversification Table:

                        Maximum Single      Maximum Single       Maximum Single
Industry Category       Issuer (%)(1)       Industry (%)(1)       State (%)(1)
-----------------       --------------      ---------------      --------------
Utility                       4                   50                  7(2)
Other                         6                   20                   N/A

----------
      (1) Percentages represent both a portion of the aggregate Market Value and the number of outstanding shares of the common stock portfolio.
      (2) Utility companies operating in more than one state should be diversified according to the state of incorporation.

      (viii) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Corporation of a letter from Moody's specifying any conditions on including such financial contract in

Moody's Eligible Assets and assuring the Corporation that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the AMPS.

      When the Corporation sells a portfolio security and agrees to repurchase it at a future date, the Discounted Value of such security will constitute a Moody's Eligible Asset and the amount the Corporation is required to pay upon repurchase of such security will count as a liability for purposes of calculating the AMPS Basic Maintenance Amount. When the Corporation purchases a security and agrees to sell it at a future date to another party, cash receivable by the Corporation thereby will constitute a Moody's Eligible Asset if the long term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such security will constitute a Moody's Eligible Asset. For the purpose of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

      Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(F) under the definition of AMPS Basic Maintenance Amount or to the extent it is subject to any Liens, including assets segregated under margin account requirements in connection with the engagement in hedging transactions, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Corporation will not affect the status of such assets as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Corporation by the Adviser, the Corporation's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

      "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

      "Moody's Hedging Transactions" has the meaning set forth in paragraph 8(b) of these Articles Supplementary.

      "Moody's Industry Classifications" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the AMPS):

            Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

            Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

            Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

            Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

            Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

            Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers

            Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

            Personal and Non-Durable Consumer Products (Manufacturing Only):
      Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

            Diversified/Conglomerate Manufacturing

            Diversified/Conglomerate Service

            Diversified Natural Resources, Precious Metals and Minerals:
      Fabricating, Distribution

            Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

            Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

            Finance: Investment Brokerage, Leasing, Syndication, Securities

            Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

            Grocery: Grocery Stores, Convenience Food Stores;

            Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

            Home and Office Furnishings, Housewares, and Durable Consumer
      Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

            Hotels, Motels, Inns and Gaming

            Insurance: Life, Property and Casualty, Broker, Agent, Surety

            Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

            Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
      Industrial, Machine Tools, Steam Generators;

            Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

            Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

            Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

            Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

            Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

            Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

            Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

            Personal Transportation: Air, Bus, Rail, Car Rental

            Utilities: Electric, Water, Hydro Power, Gas

            Diversified Sovereigns: Semi-Sovereigns, Canadian Provinces, Supra-National Agencies

      The Corporation will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Corporation considers necessary.

      "Nasdaq" means The Nasdaq Stock Market, Inc.

      "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

      "1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of AMPS and Other AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

      "1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 of these Articles Supplementary) as of the last Business Day of each month, means the last Business Day of the following month.

      "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

      "Non-Payment Period" means, with respect to each series of AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of these Articles Supplementary) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Articles Supplementary, shall not constitute a "Non-Payment Period."

      "Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate, provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and Fitch (and any Substitute Rating Agency in lieu of Moody's or Fitch in the event either of such parties shall not rate the AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then current ratings on the AMPS.

      "Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary.

      "Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 of these Articles Supplementary.

      "Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

      "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

      "NRSRO" means any nationally recognized statistical rating organization, as that term is used in Rule 15a3-1 under the Securities Exchange Act of 1934, as amended, or any successor provisions.

      "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

      "Other AMPS" means the auction rate preferred stock of the Corporation, other than the AMPS.

      "Other Real Estate Companies" means issuers which generally derive at least 50% of their revenues from real estate or have at least 50% of their assets in real estate, but not including REITS.

      "Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Corporation pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be a Beneficial Owner, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.

      "Parity Stock" means the AMPS and each other outstanding series of Preferred Stock the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

      "Performing" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

      "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of AMPS.

      "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Corporation, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

      "Preferred Stock" means the preferred stock, par value $.10 per share, of the Corporation, and includes AMPS and Other AMPS.

      "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

      "Pricing Service" means any pricing service designated by the Board of Directors of the Corporation and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Corporation has Fitch Eligible Asset or Moody's Eligible Assets, as applicable, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

      "REITs" or real estate investment trusts, means an issuer dedicated to owning, and usually operating, income producing real estate, or to financing real estate.

      "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Corporation may from time to time appoint.

      "Reference Rate" means: (i) with respect to a Dividend Period having fewer than 365 days, the applicable LIBOR Rate, and (ii) with respect to any Long Term Dividend Period, the applicable Treasury Index Rate.

      "Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

      "Rule 144A Securities" means securities which are restricted as to resale under U.S. federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc. or its successors.

      "Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Corporation as securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of AMPS.

      "Senior Implied Moody's rating" means the Moody's rating that is generally employed within the speculative-grade universe. The Senior Implied Moody's rating is an opinion of an issuer's ability to honor its financial obligations and is assigned to an issuer as if it had a single class of debt and a single consolidated legal entity structure.

      "Service" means the United States Internal Revenue Service.

      "7-Day Dividend Period" means a Dividend Period consisting of seven days.

      "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven in the case of Series M7, T7, W7, TH7 and F7 AMPS and other than 28 in the case of Series W28 and TH28 AMPS) evenly divisible by seven and not fewer than seven nor more than 364.

      "Short Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

            (i) Commercial paper rated F1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1 by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

            (ii) Demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

            (iii) Overnight funds;

            (iv) U.S. Government Securities; and

            (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Corporation, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Corporation); and provided further, that the interest receivable by the Corporation shall not be subject to any withholding or similar taxes.

      "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven in the case of Series M7, T7, W7, TH7 and F7 AMPS and other than 28 in the case of Series W28 and TH28 AMPS), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

      "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.

      "Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

      "Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

      "Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.

      "Substitute LIBOR Dealers" means such Substitute LIBOR Dealer or Substitute LIBOR Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

      "Substitute Rating Agency" and "Substitute Rating Agencies" mean a NRSRO or two NRSROs, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after obtaining the Corporation's approval, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

      "Treasury Bonds" means U.S. Treasury Bonds or Notes.

      "28-Day Dividend Period" means a Dividend Period consisting of twenty-eight days.

      "Treasury Index Rate" means the average yield to maturity for actively traded marketable fixed interest rate U.S. Treasury Securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government Securities selected by the Corporation.

      "U.S. Government Securities" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

      "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States government.

      "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

      "Valuation Date" means, for purposes of determining whether the Corporation is maintaining the AMPS Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue; provided, however, that the first Valuation Date may occur on any date established by the Fund; provided, however, that such date shall not be more than one week from the Date of Original Issue.

      (b) The foregoing definitions of Accountant's Confirmation, Approved Foreign Nation, AMPS Basic Maintenance Amount, AMPS Basic Maintenance Cure Date, AMPS Basic Maintenance Report, Deposit Securities, Discounted Value, Debt Securities, Fitch Discount Factor, Fitch Diversification Limitations, Fitch Eligible Assets, Fitch Exposure Period, Fitch Hedging Transactions, Fitch Industry Classifications, Foreign Bonds, Independent Accountant, Market Value, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Industry Classifications, and Valuation Date have been determined by the Board of Directors of the Corporation in order to obtain a Aaa rating from Moody's and a AAA rating from Fitch on each series of AMPS on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority, without shareholder approval, to amend, alter or repeal from time to time by resolution or otherwise the foregoing definitions and the restrictions and guidelines if Moody's and Fitch advises the Corporation in writing that such amendment, alteration or repeal will not materially affect the then current rating of such series of AMPS. Furthermore if the Board of Directors determines as provided in paragraph 12 hereto not to continue to comply with the provisions of paragraphs 7(b), 7(c), 8(a) and 8(e) hereof with respect to Fitch and/or paragraphs 7(b), 7(c), 8(b), 8(c), 8(d), 8(e), 8(f) and 8(g) hereof with respect to Moody's, then such definitions listed in this paragraph, unless the context requires otherwise, shall have no meaning in these Articles Supplementary for the AMPS.

      2. Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate, and no more, payable on the Dividend Payment Date set forth below. Dividends on the shares of AMPS so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Stock.

      (b) (i) Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, commencing on the Initial Dividend Payment Date with respect to each series of AMPS. Following the Initial Dividend Payment Date for each series of AMPS, dividends on each series of AMPS will be payable, at the option of the Corporation, either (i) with respect to any 7-Day Dividend Period, any 28-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Board of Directors by resolution prior to authorization of a dividend by the Board of Directors may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of AMPS set forth in the Charter. The Initial Dividend Period, 7-Day Dividend Periods, 28-Day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

      (ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.

      (c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for each series of AMPS (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for each series of AMPS, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment

Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

      The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period in the case of Series M7, T7, W7, TH7 and F7 AMPS and a 28-Day Dividend Period in the case of Series W28 and TH28 AMPS, provided that if the preceding Dividend Period for Series W28 and TH28 AMPS is a Special Dividend Period of less than 28 days, the Dividend Period commencing during a Non-Payment Period for such series of AMPS will be the same length as such preceding Dividend Period. Except in the case of the willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. In the case of a willful failure of the Corporation to pay a dividend on a Dividend

Payment Date or to redeem any shares of AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

      (ii) The amount of cash dividends per share of any series of AMPS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period, 28-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period and each Long Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and for which dividends are payable on such Dividend Payment Dates and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

      (iii) With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of AMPS be a number of days (other than seven in the case of Series M7, T7, W7, TH7 and F7 AMPS and other than 28 in the case of Series W28 and TH28 AMPS), evenly divisible by seven, and not fewer than seven nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Corporation may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the series of AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short term and long term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objectives of the Corporation, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the series of AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Corporation give a Notice of Special Dividend Period for the series of AMPS, the Corporation may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation also shall provide a copy of such Notice of Special Dividend Period to Moody's and Fitch. The Corporation shall not give a Notice of Special Dividend Period and, if the Corporation has given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to maintain Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, in each case on the Valuation Date immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been segregated in an account at the Corporation's custodian bank or on the books of the Corporation by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Corporation also shall provide a copy of such Notice of Revocation to Moody's and Fitch. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of AMPS, the next succeeding Dividend Period will be a 28-day Dividend Period in the case of Series W28 and TH28 AMPS and a 7-day Dividend Period in the case of Series M7, T7, W7, TH7 and F7 AMPS, provided that if the then current Dividend Period for Series W28 and TH28 AMPS is a Special Dividend Period of less than 28 days, the next succeeding Dividend Period for such series of AMPS will be the same length as such current Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 28-Day Dividend Period (in the case of Series W28 and TH28 AMPS) or a 7-Day Dividend Period (in the case of Series M7, T7, W7, TH7 and F7 AMPS) and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 28-Day Dividend Period (in the case of Series W28 and TH28 AMPS) or a 7-Day Dividend Period (in the case of Series M7, T7, W7, TH7 and F7 AMPS).

      (d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of AMPS. Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.

      (ii) For so long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall have Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and the Corporation shall maintain the 1940 Act AMPS

Asset Coverage, (B) full cumulative dividends on shares of AMPS and shares of Other AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (C) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained in Section 4(a)(ii).

      (e) No fractional shares of AMPS shall be issued.

      3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the AMPS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the AMPS and any other Outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation, merger or statutory share exchange of the Corporation with or into any other corporation or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

      4. Redemption. (a) Shares of AMPS shall be redeemable by the Corporation as provided below:

      (i) Optional Redemption. To the extent permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the Corporation at its option may redeem shares of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of AMPS may be redeemed at the option of the Corporation during (A) the Initial Dividend Period with respect to such series of shares or (B) a Non-Call Period to which such share is subject. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.

      (ii) Mandatory Redemption. The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the Corporation having Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS and shares of other Preferred Stock then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the Corporation having Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, pro rata among shares of AMPS of all series, Other AMPS and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall effect such redemption on a Business Day which is not later than 24 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to 24 days after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

      (b) No Redemption Under Certain Circumstances. Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a) of these Articles Supplementary (i) unless all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Corporation's failure to maintain Moody's Eligible Assets or Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. In the event that less than all the outstanding shares of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.

      (c) Notice of Redemption. Whenever shares of AMPS are to be redeemed, the Corporation, not less than 17 nor more than 60 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS of such series to be redeemed, (iv) the place or places where shares of AMPS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

      If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent, or segregated in an account at the Corporation's custodian bank for the benefit of the Holders of such series of AMPS to be redeemed and for payment to the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the

Holders of such shares as shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption notice in respect thereof, but without interest), and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.

      5. Voting Rights. (a) General. Except as otherwise provided in the Charter or By-Laws, each Holder of shares of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including AMPS, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the shareholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock, including AMPS, voting as a single class, shall elect the balance of the directors.

      (b) Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

      (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

      (ii) if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.

      Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).


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

      (c) Right to Vote with Respect to Certain Other Matters. (i) So long as any shares of AMPS are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of stock ranking prior to the AMPS or any other series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Corporation shall notify Moody's and Fitch ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including AMPS and Other
AMPS) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of the AMPS.

      Notwithstanding the foregoing, and except as otherwise required by the 1940 Act, (i) holders of outstanding shares of the AMPS will be entitled as a series, to the exclusion of the holders of all other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, to vote on matters affecting the AMPS that do not materially adversely affect any of the contract rights of holders of such other securities, including other Preferred Stock, Common Stock and other classes of capital stock, as expressly set forth in the Charter, and (ii) holders of outstanding shares of AMPS will not be entitled to vote on matters affecting any other Preferred Stock that do not materially adversely affect any of the contract rights of holders of the AMPS, as expressly set forth in the Charter.

      (d) Voting Procedures.

      (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 5(b) above, the Corporation shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

      (ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of AMPS which is not Outstanding shall not be counted.

      (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

      (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Stock pursuant to paragraph 5(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).

      (e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of AMPS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.

      (f) Notification to Fitch and Moody's. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Fitch and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Fitch and Moody's of the result of such vote.

      6. 1940 Act AMPS Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.

      7. AMPS Basic Maintenance Amount. (a) The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Corporation will use its best efforts to alter the composition of its portfolio to reattain a Discounted Value at least equal to the AMPS Basic Maintenance Amount on or prior to the AMPS Basic Maintenance Cure Date.

      (b) On or before 5:00 p.m., New York City time, on the seventh Business Day after a Valuation Date on which the Corporation fails to satisfy the AMPS Basic Maintenance Amount, the Corporation shall complete and deliver to Moody's and Fitch, as the case may be, a complete AMPS Basic Maintenance Report as of the date of such failure. The Corporation will deliver an AMPS Basic Maintenance Report to Moody's and Fitch, as the case may be, on or before 5:00 p.m., New York City time, on the seventh Business Day after a Valuation Date on which the Corporation cures its failure to maintain Moody's Eligible Assets or Fitch Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or on which the Corporation fails to maintain Moody's Eligible Assets or Fitch Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 30 percent or more. The Corporation will also deliver an AMPS Basic Maintenance Report to Moody's and Fitch as of the last Valuation Date of each month on or before the seventh Business Day after such date. The Corporation shall also provide Moody's and Fitch with an AMPS Basic Maintenance Report when specifically requested by either Moody's or Fitch. A failure by the Corporation to deliver an AMPS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating the Discounted Value for Fitch Eligible Assets and Moody's Eligible Assets of the Corporation is less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date.

      (c) At least once during each fiscal year of the Corporation, on a basis randomly selected by the Independent Accountants, within ten Business Days after the date of delivery of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to the last Valuation Date of a month, the Independent Accountant will confirm in writing to Fitch and Moody's (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Corporation correctly determined the assets of the Corporation which constitute Fitch Eligible Assets or Moody's Eligible Assets, as the case may be, at such Valuation Date in accordance with these Articles Supplementary, and (iii) that, in such Report, the Corporation determined whether the Corporation had, at such Valuation Date in accordance with these Articles Supplementary, Fitch Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, (such confirmation is herein called the "Accountant's Confirmation").

      (d) Within ten Business Days after the date of delivery to the Fitch and Moody's of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to maintain Fitch Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, and relating to the AMPS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to Fitch and Moody's an Accountant's Confirmation as to such AMPS Basic Maintenance Report.

      (e) If any Accountant's Confirmation delivered pursuant to subparagraph
(c) or (d) of this paragraph 7 shows that an error was made in the AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets or Moody's Eligible Assets, as the case may be, of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the AMPS Basic Maintenance Report to Fitch and Moody's promptly following receipt by the Corporation of such Accountant's Confirmation.

      (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of AMPS, the Corporation will complete and deliver to Fitch and Moody's an AMPS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to Fitch and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of Fitch Eligible Assets and the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the AMPS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation will complete and deliver to Fitch and Moody's an AMPS Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased.

      (g) For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Adviser will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Corporation to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the AMPS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the AMPS Basic Maintenance Amount.

      8. Certain Other Restrictions and Requirements.

      (a) For so long as any shares of AMPS are rated by Fitch, the Corporation will not purchase or sell exchange-traded futures contracts, or write, purchase or sell exchange traded put options on such futures contracts, purchase or sell exchange-traded put options (except covered put options) or call options (except covered call options) on portfolio securities, unless it receives written confirmation from Fitch that engaging in such transactions will not impair the ratings then assigned to the shares of AMPS by Fitch, except that the Corporation may purchase or sell exchange-traded futures contracts based on Treasury Bonds or any index approved by Fitch and write, purchase or sell exchange-traded put options on such futures contracts, Treasury Bonds or any index approved by Fitch and purchase, write or sell exchange-traded call options on such futures contracts, Treasury Bonds or any index approved by Fitch (collectively, "Fitch Hedging Transactions"), subject to the following limitations:

      (i) the Corporation will not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions which terminate a futures contract or option held by the Corporation by the Corporation's taking an opposite position thereto ("Closing Transactions")), that would cause the Corporation at the time of such transaction to own or have sold outstanding futures contracts based on such index exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

      (ii) the Corporation will not engage in any Fitch Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Fitch Eligible Assets owned by the Corporation and rated at least AA by Fitch (or, if not rated by Fitch, rated at least Aa by Moody's; or, if not rated by Moody's, rated at least AAA by S&P); or (B) outstanding futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Corporation (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least BBB by Fitch (or, if not rated by Fitch, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own futures contracts that underlie any outstanding options written by the Corporation).

      (iii) the Corporation may engage in Closing Transactions to close out any outstanding futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Corporation; and

      (iv) the Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

      (b) For so long as any shares of AMPS are rated by Moody's, the Corporation will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of AMPS by Moody's, except that the Corporation may purchase or sell exchange-traded futures contracts based on any index approved by Moody's or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such futures contracts, any index approved by Moody's or Treasury Bonds (collectively, "Moody's Hedging Transactions"), subject to the following limitations:

      (i) the Corporation will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than Closing Transactions) that would cause the Corporation at the time of such transaction to own or have sold
(A) outstanding futures contracts based any index approved by Moody's exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or (B) outstanding futures contracts based on any such index having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Corporation constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

      (ii) the Corporation will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Corporation and rated at least Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated at least AAA by S&P) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Corporation constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated at least Baa by Moody's (or, if not rated by Moody's but rated by S&P, rated at least A by S&P) (for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Corporation);

      (iii) the Corporation will engage in Closing Transactions to close out any outstanding futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than 5,000 or such other amount to be mutually determined by Moody's and the Corporation;

      (iv) the Corporation will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

      (v) the Corporation will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

      (vi) the Corporation (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction so long as the combination of the Corporation's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Corporation's investment objectives and policies, in a security that is not an option or futures transaction, and (B) will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

      (vii) the Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

      (c) For so long as any shares of AMPS are rated by Moody's, the Corporation will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 8(b) of these Articles Supplementary), except that the Corporation may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

      (i) the Corporation will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and

      (ii) the Corporation will not enter into a Forward Commitment unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

      (d) For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Corporation is a party and of all securities deliverable to the Corporation pursuant to such Forward Commitments shall be zero.

      (e) For so long as any shares of AMPS are rated by Moody's, the Corporation will not, unless it has received written confirmation from Moody's that such action would not impair the rating then assigned to the AMPS by Moody's engage in interest rate swaps, caps and floors, except that the Fund may engage in interest rate swaps, caps and floors, if; (i) the unsecured senior debt or claims paying ability of the counterparty to the swap, cap or floor is rated Aa3 or better by Moody's or A/A-1 or better by S&P and; (ii) the swap, cap or floor is marked-to-market daily by the counterparty; (iii) a swap, cap or floor that is "in the money" is valued at 95% of the accrued net excess of the cap entitlements over its obligations for purposes of calculating the 1940 Act AMPS Asset Coverage; (iv) 100% of any accrued net excess of the cap obligations over it entitlements with respect to a swap, cap or floor that has not been defeased through the segregation of liquid assets on the Corporation's books and records is included as a liability of the Corporation for the purposes of calculating the AMPS Basic Maintenance Amount; (v) the swap, cap or floor notional amount does not exceed the liquidation preference of the outstanding AMPS and (vi) the Corporation intends to terminate the swap, cap or floor if the Corporation fails to maintain the 1940 Act AMPS Asset Coverage on the last Business Day of any two consecutive months.

      (f) For so long as AMPS are rated by Fitch or Moody's, the Corporation will not, unless it has received written confirmation from Fitch and/or Moody's, as the case may be, that such action would not impair the ratings then assigned to AMPS by Fitch and/or Moody's, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets and Fitch Eligible Assets to be less than the AMPS Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any portfolio securities, (iv) issue any class or series of shares ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (v) reissue any AMPS previously purchased or redeemed by the Corporation or (vi) merge or consolidate into or with any other corporation or entity.

      (g) For so long as AMPS are rated by Moody's, the Corporation agrees to provide Moody's with the following, unless the Corporation has received written confirmation from Moody's that the provision of such information is no longer required and that the current rating then assigned to the AMPS by Moody's would not be impaired: a notification letter at least 30 days prior to any material change in the Charter; a copy of the AMPS Basic Maintenance Report prepared by the Corporation in accordance with this Articles Supplementary; and a notice upon the occurrence of any of the following events: (i) any failure by the Corporation to declare or pay any dividends on the AMPS or successfully remarket the AMPS; (ii) any mandatory or optional redemption of the AMPS effected by the Corporation; (iii) any assumption of control of the Board of Directors of the Corporation by the holders of the AMPS; (iv) a general unavailability of dealer quotes on the assets of the Corporation; (v) of any material auditor discrepancies on valuations; (vi) the occurrence of any Special Dividend Period; (vii) any change in the Maximum Applicable Rate or the Reference Rate; (viii) the acquisition by any person of beneficial ownership of more than five percent of the Corporation's voting stocks (inclusive of Common Stock and Preferred Stock);
(ix) any change in the Pricing Service employed by the Corporation; and (x) any change in the Adviser.

      9. Notice. All notices or communications, unless otherwise specified in the By-Laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

      10. Auction Procedures. (a) Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:

      (i) "AMPS" means the shares of AMPS being auctioned pursuant to this paragraph 10.

      (ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

      (iii) "Available AMPS" has the meaning specified in paragraph 10(d)(i) below.

      (iv) "Bid" has the meaning specified in paragraph 10(b)(i) below.

      (v) "Bidder" has the meaning specified in paragraph 10(b)(i) below.

      (vi) "Hold Order" has the meaning specified in paragraph 10(b)(i) below.

      (vii) "Maximum Applicable Rate" for any Dividend Period will be the greater of (A) the Applicable Percentage of the Reference Rate or (B) the Applicable Spread (defined below) plus the Reference Rate. The Applicable Percentage and the Applicable Spread will be determined as set forth below based on the lower of the credit rating or ratings assigned on such date to such shares by Moody's and Fitch (or if Moody's or Fitch or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

          Credit Ratings                 Applicable
          --------------                Percentage of
   Moody's              Fitch          Reference Rate      Applicable Spread
   -------              -----          --------------      -----------------
Aaa                  AAA                                         125bps
Aa3 to A1            AA- to AAA+            150%                 150bps
A3  to A1            A-  to A+              200%                 200bps
Baa3 to Baa1         BBB- to BBB+           225%                 250bps
Ba1 and lower        BB+ and lower          275%                 300bps

      The Applicable Percentage and the Applicable Spread as so determined may be further subject to upward but not downward adjustment in the discretion of the Board of Directors of the Corporation after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the AMPS Basic Maintenance Amount. Subject to the provisions of paragraph 12, the Corporation shall take all reasonable action necessary to enable Fitch and Moody's to provide a rating for the AMPS. If either Fitch or Moody's shall not make such a rating available or neither Fitch nor Moody's shall make such a rating available, subject to the provisions of paragraph 12, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after obtaining the Corporation's approval, shall select a NRSRO or two NRSROs to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

      (viii) "Order" has the meaning specified in paragraph 10(b)(i) below.

      (ix) "Sell Order" has the meaning specified in paragraph 10(b)(i) below.

      (x) "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

      (xi) "Submitted Bid" has the meaning specified in paragraph 10(d)(i) below.

      (xii) "Submitted Hold Order" has the meaning specified in paragraph 10(d)(i) below.

      (xiii) "Submitted Order" has the meaning specified in paragraph 10(d)(i) below.

      (xiv) "Submitted Sell Order" has the meaning specified in paragraph 10(d)(i) below.

      (xv) "Sufficient Clearing Bids" has the meaning specified in paragraph 10(d)(i) below.

      (xvi) "Winning Bid Rate" has the meaning specified in paragraph 10(d)(i) below.

      (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

      (i) Unless otherwise permitted by the Corporation, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

      (A) each Beneficial Owner may submit to its Broker-Dealer information as to:

            (1) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

            (2) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or

            (3) the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

      (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

      For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

      (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

      (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

      (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

      (3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

      (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of Outstanding shares of AMPS specified in such Sell Order; or

            (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

      (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

            (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

            (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

      (c) Submission of Orders by Broker-Dealers to Auction Agent.

      (i) Each Broker-Dealer shall submit in writing or through mutually acceptable electronic means to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

      (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

      (B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;

      (C) to the extent that such Bidder is an Existing Holder:

            (1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

            (2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

            (3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and

      (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

      (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

      (iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period of more than 28 days) and a Sell Order (in the case of an Auction relating to a Special Dividend Period of more than 28 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

      (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;

      (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such

      Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

      (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

      (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.

      (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

      (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

      (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

      (A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

      (B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

            (1) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

            (2) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

      (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

            (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

            (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

      (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable

Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

      (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

      (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

      (C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 90% of the Reference Rate on the date of the Auction.

      (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

      (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

      (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

      (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

      (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

      (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

      (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by
      (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

      (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

      (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

      (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and

      (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

      (iii) If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

      (iv) If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

      (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

      (f) Miscellaneous. The Corporation may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of AMPS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Corporation nor any Affiliate, other than an Affiliate that is a Broker-Dealer, shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the Outstanding shares of AMPS of a series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

      11. Securities Depository; Stock Certificates. (a) If there is a Securities Depository, one certificate for all of the shares of AMPS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS contained in these Articles Supplementary. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Auction Agent for the shares of AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

      (b) If the Applicable Rate applicable to all shares of AMPS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.

      12. Termination of Rating Agency Provisions. (a) The Board of Directors may determine that it is not in the best interests of the Corporation to continue to comply with the provisions of paragraphs 7(b), 7(c), 8(a) and 8(f) hereof with respect to Fitch (the "Fitch Provisions") and paragraphs 7(b), 7(c), 8(b), 8(c), 8(d), 8(e), 8(f) and 8(g) with respect to Moody's (the "Moody's Provisions"), in which case the Corporation will no longer be required to comply with any of the provisions of such paragraphs with respect to Fitch or Moody's, as the case may be, provided that (i) the Corporation has given the Auction Agent, the Broker-Dealers, Fitch or Moody's and Holders of the AMPS at least 45 calendar days written notice of such termination of compliance, (ii) the Corporation is in compliance with the Fitch Provisions and the Moody's Provisions, as the case may be, at the time the notice required in clause (i) hereof is given and at the time of the termination of compliance with the Fitch Provisions or the Moody's Provisions, and (iii) the AMPS continue to be rated by at least one NRSRO at the time of the termination of compliance with the Fitch Provisions or the Moody's Provisions, as the case may be.

      (b) On the date that the notice is given in paragraph 12(a) above and on the date that compliance with the Fitch provisions and/or Moody's Provisions, as the case may be, is terminated, the Corporation shall provide the Auction Agent and Fitch or Moody's, as applicable, with an officers' certificate as to the compliance with the provisions of paragraph 12(a) hereof, and the Fitch Provisions and/or Moody's Provisions, as applicable, on such later date and thereafter shall have no force or effect.


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

IN WITNESS WHEREOF, PREFERRED INCOME STRATEGIES FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice
President and attested by its Secretary on the   day of   , 2003.

                                   PREFERRED INCOME STRATEGIES FUND, INC.

                                            By:
                                               ---------------------------------
                                                    Name:  Donald C. Burke
                                                    Title: Vice President

Attest:

By:
   ---------------------------------
       Name:  Bradley J. Lucido
       Title: Secretary

      THE UNDERSIGNED, Vice President of PREFERRED INCOME STRATEGIES FUND, INC. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, further certifies that, to the best of his knowledge, information and belief, these matters and facts contained herein are true in all material respects and that this statement is made under the penalties for perjury.

                                             By:
                                                --------------------------------
                                                     Name:  Donald C. Burke
                                                     Title: Vice President

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